EXHIBIT 99.4

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The unaudited pro forma combined condensed financial statements of National Coal Corp. and Mann Steel Products, Inc. as of and for the nine months ended September 30, 2007 have been prepared from our unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2007 and the unaudited financial statements of Mann Steel Products, Inc. as of and for the nine months ended September 30, 2007. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2006 has been prepared from our audited consolidated financial statements for the year ended December 31, 2006 and the audited financial statements of Mann Steel Products, Inc. for the year ended December 31, 2006.

The unaudited pro forma combined condensed financial statements have been prepared on a basis to reflect four transactions as if such transactions occurred as of January 1, 2006 for the statements of operations and as of September 30, 2007 for the balance sheet. The four transactions include:

(i)	our acquisition of the common stock of Mann Steel Products, Inc.;

(ii)	our sale of 4,066,968 shares of common stock;

(iii)	the refinancing of our $10 million senior secured credit facility; and

(iv)	our incurrence of $60 million in debt financing.

The unaudited pro forma combined condensed financial statements should not be considered indicative of actual results that would have been achieved had the acquisitions and the other transactions and events described been completed as of the dates indicated and do not purport to project the financial condition or results of operations and cash flows for any future date or period.

You should read these unaudited pro forma combined condensed financial statements in conjunction with our audited consolidated financial statements as of and for the year ended December 31, 2006 and the interim unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2007 and with the audited financial statements of Mann Steel Products, Inc. for the three years ended December 31, 2006 and the reviewed financial statements as of and for the nine months ended September 30, 2007.

The pro forma adjustments are based on preliminary estimates, available information and certain assumptions, and may be revised as additional information becomes available. The pro forma adjustments are more fully described in the notes to the unaudited pro forma combined condensed financial statements. The adjustments pertaining to the purchase accounting for the acquisition of Mann Steel Products, Inc. are preliminary and will be subject to further procedures and, in some cases, valuation by independent firms. The adjustments which may change materially during the adjustment period include, but are not limited to, the valuation for mineral reserves, mineral leases and governmental permits for mining, the valuation of liabilities such as the Senior Notes payable, overriding royalty interest liability and warrant-related liabilities, and the treatment of deferred taxes (including related valuation allowances).

NATIONAL COAL CORP.

Unaudited Pro Forma Combined Condensed Balance Sheet

As of September 30, 2007

(in U.S. dollars)

	Historical		Adjustments				Pro Forma
Assets	NCOC	Mann	Financing		Acquisition		Combined
Current assets:
Cash	$2,030,500	$191,944	$53,709,677	(1)	($55,379,393	)(2)	$6,443,211
			12,190,483	(3)	(6,300,000	)(4)
Accounts receivable	3,220,104	7,074,054	—		—		10,294,158
Inventory	2,447,479	413,963	—		—		2,861,442
Other current assets	1,345,637	340,131	—		—		1,685,768

Total current assets	9,043,720	8,020,092	65,900,160		(61,679,393)		21,284,579
Equipment and mineral rights, net	54,047,385	17,275,475	—		6,766,625	(2a)	106,240,045
					28,150,560	(2b)
Goodwill	—	—	—		954,322	(2c)	954,322
Restricted cash	16,668,704	—	3,600,000	(5)	6,300,000	(4)	28,468,704
					1,900,000	(6)
Other long term assets	3,679,572	739,760	3,111,377	(7)			7,530,709

Long-term assets	74,395,661	18,015,235	6,711,377		44,071,507		143,193,780

Total assets	$83,439,381	$26,035,327	$72,611,537		$(17,607,886)		$164,478,359

Liabilities and shareholders’ (deficit) equity
Current liabilities:
Accounts payable	$10,630,098	$3,600,993	$—		$—		$14,231,091
Current maturities of long-term debt	4,166,119	2,404,013	—		(2,404,013	)(2d)	4,166,119
Curr. maturities of reclamation liabilities	514,048	1,309,946	—		—		1,823,994

Current liabilities	15,310,265	7,314,952	—		(2,404,013)		20,221,204
Notes payable	66,836,549	5,278,678	50,871,716	(8)	(5,278,678	)(2d)	117,708,265
Reclamation liabilities	7,106,130	695,279	—		—		7,801,409
Deferred tax liabilities	—	—	—		2,821,223	(2f)	2,821,223
Other long-term liabilities	977,728	—	9,772,129	(9)	—		10,749,857

Total liabilities	90,230,672	13,288,909	60,643,845		(4,861,468)		159,301,958
Commitments and contingencies	—	—	—		—		—
Shareholders’ (deficit) equity:
Series A convertible preferred stock	—	—	—		—		—
Common stock	2,069	100	407	(3)	(100	)(2e)	2,493
			17	(10)
Additional paid-in capital	58,499,904	—	12,190,076	(3)	—		71,478,030
			524,983	(10)
			263,067	(11)
Retained (deficit) earnings	(65,293,264)	12,746,318	(1,010,858	)(12)	(12,746,318	)(2e)	(66,304,122)

Total shareholders’ (deficit) equity	(6,791,291)	12,746,418	11,967,692		(12,746,418)		5,176,401

Total liabilities and shareholders’ (deficit) equity	$83,439,381	$26,035,327	$72,611,537		$(17,607,886)		$164,478,359

See accompanying notes.

National Coal Corp.

Unaudited Pro Forma Combined Condensed Statement of Operations

For the Year Ended December 31, 2006

(in U.S. dollars)

	Historical				Pro Forma
	NCOC	Mann	Adjustments		Combined
Revenues
Coal sales	$86,830,095	$55,224,389	—		$142,054,484
Other revenues	686,992	—	—		686,992

Total revenues	87,517,087	55,224,389	—		142,741,476
Expenses
Cost of sales	79,354,327	44,781,771	—		124,136,098
Depreciation, depletion, amortization and accretion	15,362,829	2,448,760	966,661	(13)	20,081,271
			1,303,021	(14)
General and administrative	9,257,241	668,092	—		9,925,333

Total operating expenses	103,974,397	47,898,623	2,269,682		154,142,702

Operating (loss) income	(16,457,310)	7,325,766	(2,269,682)		(11,401,226)
Other income (expense)
Interest expense	(7,475,824)	(805,257)	(7,200,000	)(15)	(18,102,381)
			(1,520,416	)(16)
			(628,326	)(17)
			(1,277,815	)(19)
			805,257	(20)
Other income (expense) net	511,924	174,504	—		686,428

Total other income (expense)	(6,963,900)	(630,753)	(9,821,300)		(17,415,953)

(Loss) income before taxes	(23,421,210)	6,695,013	(12,090,982)		(28,817,179)
Income tax expense	—	—	—	(29)	—

Net (loss) income	(23,421,210)	6,695,013	(12,090,982)		(28,817,179)
Preferred stock dividend	(1,029,933)	—	—		(1,029,933)

Net (loss) income attributable to common shareholders	$(24,451,143)	$6,695,013	$(12,090,982)		$(29,847,112)

Basic loss per share	$(1.59)	—	—		$(1.52)

Diluted loss per share	$(1.59)	—	—		$(1.52)

Weighted average common shares	15,346,799	—	4,241,968	(18)	19,588,767

See accompanying notes.

National Coal Corp.

Unaudited Pro Forma Combined Condensed Statement of Operations

For the Nine Months Ended September 30, 2007

(in U.S. dollars)

	Historical				Pro Forma
	NCOC	Mann	Adjustments		Combined
Revenues
Coal sales	$58,104,853	$50,635,417	—		$108,740,270
Other revenues	669,833	—	—		669,833

Total revenues	58,774,686	50,635,417	—		109,410,103
Expenses
Cost of sales	56,406,293	40,268,650	—		96,674,943
Depreciation, depletion, amortization & accretion	11,340,326	2,428,199	724,995	(21)	16,016,252
			1,522,732	(22)
General and administrative	5,325,676	569,587	—		5,895,263

Total operating expenses	73,072,295	43,266,436	2,247,728		118,586,458

Operating (loss) income	(14,297,609)	7,368,981	(2,247,728)		(9,176,355)
Other income (expense)
Interest expense	(6,515,214)	(509,251)	(5,400,000	)(23)	(14,509,924)
			(1,024,208	)(24)
			(471,244	)(25)
			(1,099,258	)(26)
			509,251	(27)
Other income (expense) net	1,204,096	139,516	—		1,343,612

Total other income (expense)	(5,311,118)	(369,735)	(7,485,459)		(13,166,312)

(Loss) income before taxes	(19,608,727)	6,999,246	(9,733,187)		(22,342,667)
Income tax expense	—	—	—	(29)	—

Net (loss) income	(19,608,727)	6,999,246	(9,733,187)		(22,342,667)
Preferred stock dividend	(342,737)	—	—		(342,737)
Preferred stock deemed dividend	(1,710,139)	—	—		(1,710,139)

Net (loss) income attributable to common shareholders	$(21,661,603)	$6,999,246	$(9,733,187)		$(24,395,543)

Basic loss per share	$(1.12)	$—	$—		$(1.04)

Diluted loss per share	$(1.12)	$—	$—		$(1.04)

Weighted average common shares	19,263,128	—	4,241,968	(28)	23,505,096

See accompanying notes.

National Coal Corp.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

The notes to the unaudited pro forma combined condensed financial statements that follow are intended to provide additional information regarding the effect of the pro forma adjustments on the unaudited pro forma combined condensed financial statements.

(1)	Reflects the net cash received from the incurrence of $60 million in senior notes by Mann Steel Products, Inc. (“Mann”). Adjustment of $53,709,677 represents $60 million in gross cash proceeds minus debt-related fees and expenses paid in cash of $2,586,377 and minus restricted cash in the debt service reserve account of $3,600,000. $103,946 in legal fees pertaining to the refinancing of our $10 million senior credit facility was also deducted.

(2)	The “Acquisition” column reflects the acquisition of Mann for $55 million in cash plus acquisition costs of $379,393. $7,682,691 of the purchase price was paid to certain creditors of Mann to eliminate long-term debt in accordance with the terms of the purchase agreement. The purchase price was allocated to the fair value of the assets acquired and the liabilities assumed. The purchase price exceeded the fair value of the net assets acquired; accordingly goodwill was recorded in the amount of $954,322.

The preliminary allocation of purchase price and acquisition costs to assets acquired and liabilities assumed is as follows:

Description	Amount
Cash	$191,944
Restricted cash	1,900,000
Accounts receivable	7,074,054
Inventory	413,963
Other current assets	340,131
Equipment	24,042,100
Mineral properties, leases and permits	28,150,560
Goodwill	954,322
Other long-term assets	739,760
Accounts payable	(3,600,993)
Reclamation obligations	(2,005,225)
Deferred tax liability	(2,821,223)

Total fair value of assets acquired and liabilities assumed	$55,379,393

The allocation of the purchase price is considered preliminary until the Company has acquired all necessary information to finalize the allocation of purchase price. Although the time required to obtain the necessary information will vary with the circumstances specific to an individual acquisition, the “allocation period” for finalizing purchase price allocations generally does not exceed one year from the date of consummation of an acquisition. Adjustments to the allocation of the purchase price may materially increase or decrease the amounts allocated to the assets and liabilities of Mann Steel Products, Inc.

(2a)	Reflects writeup of equipment of $6,766,625 to appraised value.
(2b)	Reflects writeup of mineral properties, leases and permits of $28,150,560 to estimated fair value. Appraisal of these properties is pending.
(2c)	Reflects goodwill which is the excess of purchase price over the fair values of the acquired assets and liabilities.
(2d)	Reflects repayment of Mann debt at closing as required of the sellers in the stock purchase agreement.
(2e)	Reflects the elimination of Mann equity accounts.
(2f)	Reflects deferred Alabama state tax liability calculated at the statutory rate of 6.5%. No pro forma adjustment for federal taxes is reflected due to the Company’s expectation that any adjustment to deferred taxes would be offset by an equal adjustment to the valuation allowance.

(3)	Reflects proceeds from two separate sales of common stock totaling 4,066,968 shares at $3 per share of $12,200,904 minus expenses of $10,421.

(4)	Reflects $6.3 million reclassified to restricted cash to collateralize approximately $8 million in reclamation bonds.

(5)	Reflects $3.6 million reclassified to restricted cash deposited into a debt service reserve account as required under the Note Purchase Agreement.

(6)	Reflects $1.9 million funded by the selling shareholders to provide for a bonus program for certain critical employees. Funds have been tendered to Mann in an escrow account and are to be paid to the employees if they complete 24 months of service or returned to the Sellers if service is terminated prior to 24 months.

(7)	Reflects cash expenses of $2,586,377 and broker fees of $525,000 paid in common stock which have been capitalized as deferred financing fees and will be amortized over the life of the Note Purchase Agreement.

(8)	Reflects the issuance of $60 million principal value of Senior Notes after allocation of a portion of the debt proceeds to the Overriding Royalty Interest liability valued at $8,865,217 and to a warrant issued to the creditors for the purchase of 250,000 shares of the company’s common stock valued at $263,067.

(9)	Reflects a) a commitment to issue a warrant to the Lenders under the $10 million priority senior secured credit facility of National Coal Corporation of 750,000 shares at $3 per share valued at $906,912 and b) the Overriding Royalty Interest liability of $8,865,217 determined as the present value of the stream of future royalty payments. This commitment in a) above has also been treated as a liability and as expense and a reduction in shareholders’ equity on the closing date.

(10)	Reflects the issuance of 175,000 shares of common stock at the then market value of $3.00 per share as partial payment of a commitment fee to a broker totalling $525,000.

(11)	Reflects the issuance of a warrant to purchase 250,000 shares of company common stock at $4 per share to the lenders in the $60 million senior facility with Mann in accordance with the Note Purchase Agreement. The value was determined using the Black-Scholes option pricing model.

(12)	Reflects the fees associated with the refinancing of the Company’s $10 million priority senior secured credit facility which include a) $103,946 in legal expenses and b) $906,912 liability representing the commitment to provide a 750,000 share warrant.

(13)	Reflects additional depreciation on the write-up of the value of equipment of $966,661.

(14)	Reflects additional depletion on the write-up of the value of mineral properties of $1,303,021.

(15)	Reflects interest calculated on the $60 million notes payable at 12% as if the notes payable had been incurred on January 1, 2006. The principal amortization was assumed to be zero during the pro forma period.

(16)	Reflects accretion of the Overriding Royalty Interest liability of $1,520,416 for the year.

(17)	Reflects amortization of deferred financing costs of $628,326 on the $60 million senior facility at Mann.

(18)	Reflects addition of a) 3,866,968 shares sold in a private transaction, b) 200,000 shares sold to Daniel A. Roling, President and CEO of National Coal, and c) 175,000 shares issued to two parties in partial payment of a commitment fee related to the Mann debt financing.

(19)	Reflects the accretion of the $9,128,284 discount on the $60 million Senior Notes due to value attributable to the 250,000 share warrant and the Overriding Royalty Interest liability.

(20)	Reflects the elimination of interest expense incurred by Mann prior to the acquisition upon debt which was repaid in full at closing.

(21)	Reflects additional depreciation on the write-up of the value of equipment of $724,995.

(22)	Reflects additional depletion on the write-up of the value of mineral properties of $1,522,732.

(23)	Reflects interest calculated on the $60 million senior facility at Mann at 12% as if the notes payable had been incurred on January 1, 2006. Principal amortization was assumed to be zero during the pro forma periods.

(24)	Reflects accretion of the Overriding Royalty Interest liability of $1,024,208 for the nine month period.

(25)	Reflects amortization of deferred financing costs of $471,244 on the $60 million senior facility at Mann.

(26)	Reflects the accretion of the $9,128,284 discount on the $60 million Senior Notes due to value attributed to the 250,000 share warrant and the Overriding Royalty Interest liability.

(27)	Reflects the elimination of interest expense incurred by Mann prior to the acquisition upon debt which was repaid in full at closing.

(28)	Includes the addition of the following share issuances as if they occurred on January 1, 2006: a) 3,866,968 shares sold in a private transaction, b) 200,000 shares sold to Daniel A. Roling, President and CEO of National Coal, and c) 175,000 shares issued to two parties in partial payment of a commitment fee related to the Mann Steel Products debt financing.

(29)	Mann was a subchapter S corporation prior to the acquisition and, as a result, did not reflect any tax expense in its historical financial statements. When taking into account the adjustments, Mann is in a loss position and any benefit determined using statutory tax rates would be offset by the valuation allowance.